Form C

Cover Page

Name of issuer:

Four Step Marketing Consultants Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: FL

Date of organization: 6/8/2012

Physical address of issuer:

1609 S State Road 15-A #6
DeLand FL 32720

Website of issuer:

https://www.marketingconsultants.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☑ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

117,250

Price:

$1.28000

Method for determining price:

Pro-rated portion of the total principal value of $150,080; interests will be sold in increments of $1.28.

Target offering amount:

$150,080.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,064,000.00

Deadline to reach the target offering amount:

12/11/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$217,629.00	$89,830.00
Cash & Cash Equivalents:	$178,212.00	$46,771.00
Accounts Receivable:	$8,036.00	$8,036.00
Short-term Debt:	$79,902.00	$3,816.00
Long-term Debt:	$104,881.00	$163,577.00
Revenues/Sales:	$931,944.00	$830,282.00
Cost of Goods Sold:	($617,712.00)	($540,104.00)
Taxes Paid:	$0.00	$0.00
Net Income:	$110,409.00	($22,095.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Four Step Marketing Consultants Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Sarah H Law	CFO at FSMC	Four Step Marketing Consultants, Inc.	2012
Matt Law	CEO at FSMC	Four Step Marketing Consultants, Inc.	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Sarah H Law	CFO	2012
Matt Law	CEO	2012
Michael J Law	COO	2017
Robert Kinnan	CTO	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Sarah H Law	1900000.0 Common Stock	31.6751
Matt Law	2401890.0 Common Stock	40.0422

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Other technology and marketing competitors may impact our ability to reach our revenue goals. This could happen if the marketplace becomes flooded with similar marketing applications as we are developing. Additionally, other marketing companies may try to develop a similar strategy as the Four Step Marketing process for their business.

The company may never receive future equity financing. In addition, the company may never undergo an IPO. If a liquidity event never occurs, the purchasers could be left holding the securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Though we currently do not have any negative feedback from any of our customers, negative publicity could alter our perception and cause our revenues to diminish. Our brand is early in its growth cycle and has not yet achieved extensive brand recognition as a leader in marketing. Accordingly, if consumers do not accept our brand, we will not be able to penetrate our markets and our growth may be limited.

Marketing and technology are highly competitive industries. Although we believe we have a strong brand and have a strategic marketing strategy, there are many existing companies who offer similar services. We face competition from established companies who may be more experienced and better capitalized than FSMC. As a result, these competitors may be able to devote greater resources to marketing and sales than us. There can be no assurance that we will compete successfully with such competitors.

Certain conditions imposed by the Securities Act must be satisfied prior to any sale, transfer, conversion or other disposition of our common stock. No public market exists for our common stock and no market is expected to develop.

Any projections regarding our anticipated financial performance are hypothetical and are based on management's best estimate of the probable results of our operations, and have not been reviewed by our independent accountants. Such projections are based on several assumptions which management believes are reasonable. Some assumptions invariably will not materialize due to unanticipated events and circumstances beyond management's control. Therefore, actual results of operations will vary from the projections, and such variances may be material. The projected results cannot be guaranteed.

Each investor's stake in us could be diluted due to our issuing additional shares. If the Company issues more shares, the percentage of the Company that each investor owns will decrease, even though the company value may increase. This increase in the number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round or angel investment), employees exercising stock options, or by conversion of certain instruments (e.g., convertible notes, preferred shares or warrants) into stock.

If the Company decides to issue more shares, investors could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (although this typically occurs only if the Company offer dividends, and most early-stage companies are unlikely to offer dividends, referring to invest any earnings into the Company).The type of dilution that hurts early-stage investors mostly occurs when the company sells more shares in a "down round," meaning at a lower valuation than in earlier offerings. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share

The FSMC executive team includes three related parties. Matt Law (CEO) & Sarah Law (CFO) are a married couple (since 2002) and are both heavily involved in the business. Mike Law, the COO is the older brother of Matt Law the CEO. While FSMC strives for clarity and teamwork, no guarantee can be made that a family disagreement won't occur. Such a disagreement may cause division in our team.

At our core, FSMC teaches entrepreneurship. Though specific noncompete contracts will be enforced for staff members who receive full training, we may face turnover from those who opt to start their own companies.

FSMC has already endured two hurricanes in the last couple of years. No significant damage was done to our office. Though we are insured, should a catastrophic hurricane hit central Florida, we may face difficulties if the hurricane causes significant downtime.

FSMC generates revenues from businesses in need of marketing help. Additionally, revenues come from our licensing programs where students learn to facilitate these marketing services. Our revenues depend on the business world needing marketing support, training, and marketers who will implement these services. Should new technology or marketing tactics develop where businesses are no longer seeking marketing support, a decline in revenues could be possible.

The Company owes money under two loans. As of June 2018 the total owed was $358,670.33. The Company is not prohibited from taking on further debt, which could harm it's financial position in the future.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$150,080**

Use of Proceeds: 95% -- expand our current marketing efforts, including the creation of our new marketing books and training courses. Due to our profitability and new innovations, the extra marketing efforts will provide us the best ROI for our company and allow us to continue our growth plan.

5% -- Wefunder intermediary fee

If we raise: **$1,064,000**

Use of Proceeds: 15% -- Expand our current marketing efforts, including the creation of our new marketing books and training courses.

10% -- Complete the buildout of office next door

25% -- New hiring

15% -- Application beta testing

10% -- licsensing and training program improvements

20% -- Business to Business course development and R&D

5% -- Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Priced Round: Pre-money valuation $7.68million pre-money valuation

The foregoing is a summary of the terms of the offering of common stock of Four Step Marketing Consultants, Inc. (the "Company") pursuant to Regulation CF of the Securities Act (the "Offering"):

Size of Offering: $1,064,000

Securities Offered: 831,250 shares of the Company's common stock (the "Common Stock").

Price Per Share: $1.28

Minimum Subscription: 117,250 shares of Common Stock ($150,080)

Voting rights: The purchasers of shares of Common Stock in this Offering shall be entitled to one vote for each share held.

Buy Out Right: The Company may, at any time after the closing of this Offering, and in connection with a bona fide institutional financing, repurchase the Securities from the undersigned, by delivering the undersigned written notice of such repurchase along with payment for the Securities. The payment for the Securities shall be based on the valuation of the Company in such institutional financing. Upon delivery of such notice and payment, the Securities shall automatically be deemed repurchased and cancelled.

Form CF, Subscription Agreement and Risk Factors: The purchase of the Common Stock involves a high degree of risk. Prior to participating in the Offering, prospective investors should carefully review the Form CF Offering Circular, including, but not limited to, the Risk Factors described therein, and the Subscription Agreement provided in connection therewith.

Early Bird perk: Investors in the first $100,800 of the campaign will receive an FSMC bonus coffee cup and a personal invitation to our two-hour marketing strategy online webinar.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10000000	5998390	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Shareholders investing over $50,000 shall have traditional shareholder rights concerning such stock ownership (meaning voting rights). Shareholders investing less than $50,000 shall appoint the CEO of the Company as his or her lawful proxy and attorney, with the full power of substitution, to receive all notices and communications, to vote all Securities as determined by such proxy, and to take all actions necessary and appropriate in the sole judgment of the proxy holder concerning such Securities. The undersigned agrees that the bylaws of the Company provide other extensive provisions and restrictions concerning the powers of the proxy holder.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

In the future we may issue shares of preferred stock in series from time to time with such designation, rights, preferences and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of our common stock.

For example, the holders of preferred stock are typically granted a preference upon a liquidation, dissolution or winding up, or a sale of the company, which would mean they would be entitled to receive certain distributions before any payments to the holders of common stock. As another example, the holders of preferred stock are often granted the right to receive a certain amount of dividends before the payment of any dividends to the holders of common stock. Sometimes, the holders of preferred stock are granted anti-dilution rights, which means that if we issue future securities at below the price such investors pay for their shares of preferred stock, such holders would be entitled to the issuance of additional shares of common stock, through a reduction in the effective conversion price for such preferred stock, which would result in additional dilution to the holders of common stock, through an additional decrease in the holder's relative percentage ownership of us.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

Because there is no public market for our securities, the price of the stock has been determined by our board of directors. Among the factors we have considered in determining the initial price are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities.</u> Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

<u>Issuer repurchases of securities.</u> The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan	
Lender	Dealstruck
Issue date	03/17/15
Amount	$190,000.00
Outstanding principal plus interest	$72,323.86 as of 06/12/18
Interest rate	14.0% per annum
Maturity date	06/26/19
Current with payments	Yes

Loan	
Lender	Funding Circle
Issue date	02/21/18
Amount	$300,000.00
Outstanding principal plus interest	$286,346.47 as of 06/05/18
Interest rate	15.42% per annum
Maturity date	02/21/23
Current with payments	Yes

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
11/2015	Section 4(a)(2)	Convertible Note	$25,000	General operations
11/2015	Section 4(a)(2)	Convertible Note	$23,750	General operations
11/2015	Section 4(a)(2)	Convertible Note	$10,379	General operations
12/2015	Section 4(a)(2)	Convertible Note	$25,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Gale Pratile
Amount Invested	$25,000.00
Transaction type	Convertible note
Issue date	10/31/15
Interest rate	7.25% per annum
Discount rate	0.0%
Maturity date	11/01/20
Converted	Yes
Uncapped note	Yes
Relationship	Founder's Mother

Debt satisfied in 2016 and shares issued.

Name	Frances Hawkins
Amount Invested	$25,000.00
Transaction type	Convertible note
Issue date	11/30/15
Interest rate	9.288% per annum
Discount rate	0.0%
Maturity date	11/01/21
Uncapped note	Yes
Relationship	Founder's Mother in Law

Debt satisfied in 2016 and shares issued.

Name	Matt Law
Amount Invested	$10,379.00
Transaction type	Convertible note
Issue date	11/19/15
Interest rate	22.23% per annum
Discount rate	0.0%
Maturity date	12/20/18
Converted	Yes
Uncapped note	Yes
Relationship	Founder

Debt satisfied in 2016 and shares issued.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

As marketing entrepreneurs, we're catalysts for growth. We live and breathe innovation. Though we dream up marketing, serving entrepreneurs is our true passion. We make money by licensing our business model and helping businesses grow. We're building new SaaS marketing applications to solve big problems. We're implementing advanced training courses to encourage business growth. Our formula for success is Four Step Marketing.

We aim to become the world's most trusted voice for entrepreneurs searching for marketing and entrepreneurial advice. Through book publishing, online webinars, and a global Four Step Marketing campaign we'll partner with our community of licensed consultants to change the way businesses think about marketing. With revenues generated through SaaS marketing tools, training programs, licensing, and our other services.

Milestones

Four Step Marketing Consultants Inc. was incorporated in the State of Florida in June 2012.

Since then, we have:

- Over 900k in revenue in 2017

- 254% Revenue Growth In 2016

- MarketingConsultants.com Domain Owners

- Authors of Best Selling Marketing Book

- 22,738+ Subscribers

- 237,716 Unique Visitors in Last 2 Years

- Two New SaaS Marketing Apps currently in development

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $931,944 compared to the year ended December 31, 2016, when the Company had revenues of $830,282. Our gross margin was 166.28% in fiscal year 2017, compared to 165.05% in 2016.

- *Assets.* As of December 31, 2017, the Company had total assets of $217,629, including $178,212 in cash. As of December 31, 2016, the Company had $89,830 in total assets, including $46,771 in cash.

- *Net Income.* The Company has had net income of $110,409 and net losses of $22,095 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities.* The Company's liabilities totaled $184,784 for the fiscal year ended December 31, 2017 and $167,394 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $740,000 in debt, $225,000 in equity, and $184,129 in convertibles.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Four Step Marketing Consultants Inc. cash in hand is $221,515, as of June 2018. Over the last three months, revenues have averaged $50,399/month, cost of goods sold has averaged $37,751/month, and operational expenses have averaged $18,937/month, for an average burn rate of $6,289 per month. The company is typically profitable in a given year but experiences some seasonality, leading it to be unprofitable in recent months. The company expects to be profitable this year.

Nothing significant has changed in our financial condition since the dates our finances cover. There no material changes in our finances or operations. We expect that if this offering is successful, we will be able to make important staff hiring decisions as well as expand our office into the suite directly next to our current office location. We have been innovating and working tirelessly to improve and create a solid infrastructure and are poised for continued growth.

We have been tied up with several migration projects over the last couple months in preparation for our expansion. During this time, we have used a limited marketing due to not having our typical availability. We plan on dramatically increasing our marketing budget once we complete our updates in July. Thus, we hope to be expanding our marketing and expect to see significant returns. Year over year, we are already experiencing growth and expect that to continue with or without the additional capital. However, the infusion will allow us to expand our office providing vital space for additional staff members and the opportunity to train more students. The campaign will also enable us to roll out our SaaS Applications which will provide substantial revenues and growth.

The company hope to grow substantially with this raise. If this raise is not successful, we will probably seek further investment from our existing investors, and continue to bootstrap the business without further investments. The total cost of this expansion project will be about a million dollars.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.marketingconsultants.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Four Step Marketing Consultants Subscription Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Matt Law
Michael J Law
Robert Kinnan
Sarah H Law

Appendix E: Supporting Documents

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INVEST IN FSMC

We're Four Step Marketing Consultants - Creative marketing entrepreneurs building revenues from SaaS tools, consulting, training and licensing models.

$0
raised of $150K goal

$250 min   **INVEST**
by Wefunder Portal LLC

Priced Round
$7.68M pre-money valuation | **$1.28**/share
If you invest, you're betting FSMC will be worth more than $7.68M in the future.

Anyone who invests in the first $100,000.46 for our campaign will receive an FSMC bonus coffee cup and a personal invitation to our two-hour marketing strategy online webinar.

INVESTOR PERKS

$256+	Receive an autographed copy of the Four Step Marketing Blueprint from our team.
$512+	Receive everything in the previous investment levels, plus digital copies of our new marketing books as they are released.
$1,024+	Receive everything in the previous investment levels, plus hard copies of all of our new books. Additionally, you'll receive a 1-hour marketing help voucher from one of our licensed consultants and a 10% lifetime discount on any of our future products or courses. We'll top off this perk level with an FSMC coffee cup shipped to your door.
$2,560+	Receive everything in the previous investment levels, plus online access to our new Four Step Marketing Mastery Course. Includes 6-8+ hours of hands-on marketing training for business owners. You'll also receive a one-hour marketing help session from one of our licensed marketing consultants. - Value $997
$5,120+	Receive everything in the previous investment levels, plus a 20% discount on any of our future marketing services, products, or applications. This perk is great for businesses who need marketing services.
$10,112+	Receive everything in the previous investment levels, plus our Micro Four Step Marketing Plan. This package includes a three Hour Strategy session and delivery of a short but direct marketing plan. - Value $1495
$25,088+	Receive everything in the previous investment levels, plus our 5 day student virtual training program. This package includes over 55+ hours of business training as well as other resources helping you to become a marketing consultant. - Value $4995

$50,048+ You'll get everything in the previous investment levels, plus an intensive two-day marketing strategy at our office led by our executive team. Upon completion, we'll deliver a detailed Four Step Marketing plan plus a full year of access to our marketing executives via email. - Value $25K+

> *As marketing entrepreneurs, we're catalysts for growth. We live and breathe innovation. Though we dream up marketing, serving entrepreneurs is our true passion. We make money by licensing our business model and helping businesses grow. We're building new SaaS marketing applications to solve big problems. We're implementing advanced training courses to encourage business growth. Our formula for success is Four Step Marketing.*



Matt Law
CEO, FSMC

OUR AMBITION

We aim to become the world's most trusted voice for entrepreneurs searching for marketing and entrepreneurial advice. Through book publishing, online webinars, and a global Four Step Marketing campaign we'll partner with our community of licensed consultants to change the way businesses think about marketing. With revenues generated through SaaS marketing tools, training programs, licensing, and our other services, we think a 30 million dollar annual revenue goal might be too small.

KEY FACTS

- Over 900k in revenue in 2017
- 254% Revenue Growth In 2016
- MarketingConsultants.com Domain Owners
- Authors of frequent Top 100 Best Seller books on marketing through Amazon
- 22,738+ Subscribers
- 237,716 Unique Visitors in Last 2 Years
- Two New SaaS Marketing Apps currently in development

DOCUMENTS

Four_Step_Marketing_Consultants.pdf

https://marketingconsultants.com

INFRASTRUCTURE MARKETING SOFTWARE TECH B2B APP ADVERTISING

Why I Like FSMC

Our entrepreneurial journey all started with FSMC. After taking the training in 2014, our lives began to dramatically change. For the first time we were exposed to entrepreneurship and a new way of marketing. We've now built two successful companies and our studio doubled in size in 2017. FSMC has changed our lives and how we think about business.


TITANSOFDANC

Thomas and Ashley McGlothren
FSMC STUDENTS

THE BUZZ ABOUT FSMC

Matt and the team bring serious value when it comes to marketing technology and training. Our agency has access to thousands of dollars worth of tools every month. The dedication to continual innovation is astounding and has helped us, and other students like us, become successful. More than just the technology, it's the heart of the team that is impressive. They are constantly encouraging and building community.


Nick DeTerlizzi
FSMC Student

As the director of two nonprofit organizations, our time is spent serving others. Marketing is certainly not our forte. When I asked FSMC for help I realized that their vision isn't just about turning a profit. Not only did they connect with our vision, but they provided many services for free. To know this team is to know their love for people and their vision to serve nonprofit entrepreneurs.


Gail Pratile
Marketing Client

When I first listened to Matt explain the Four Step Marketing process, I'll admit I was shocked. How could something so simple be ignored by 95% of businesses? I've sold marketing for years and thought I knew my stuff. That is, until I met FSMC. Any business who comes face to face with Four Step Marketing will be changed. It's impossible to ignore the logic or argue with FSMC's growth.


Kent
FSMC Student

As an officer in the military, my passions revolved around serving my country and my fellow men in Afghanistan. My world changed after being seriously wounded in combat. Upon returning home I realized that owning my own business was just the challenge I needed. Joining FSMC gave me the knowledge and training to start on my entrepreneurial journey and become successful as a marketing consultant.


Thomas McPherson
FSMC Student

As a former CMO and marketing professional, I'm well educated about marketing. Additionally, starting my own agency could easily have been done on my own. However, after a small mental debate, I decided to join FSMC. Why? First of all, it is a complete system. They provided the training, tools, and support to help me get started faster. Secondly, it is a community of marketers who really want to help each other. Was it a good decision? I think so. I landed my first large account within three months after training. Since then, I've landed two more new clients. I see lots of promise and I wouldn't have been ready without FSMC's systems and support.



ViCM
FSMC Student

Four Step Marketing Consultants Business Review

May 24, 2011 /PRNewswire-iReach/ -- At first, 's Four Step Marketing Consultants, might seem like every other business opportunity. After all, business opportunities come and go. More often than not, they are get rich quick type of scams, where the
May 30, 2018 @ ireachcontent.com

Four Step Marketing Consultants Announce Two New Marketing SaaS Applications | Markets Insider

DELAND, Fla., March 14, 2018 /PRNewswire/ -- Four Step Marketing Consultants, a marketing technology company based out of Central Florida, announced plans to build two new SaaS marketing applications on Monday. The new marketing apps are
March 14, 2018 @ markets.businessinsider.com

Tech Startup Makes Big Splash with New Black Sheep Marketing Book on Amazon - Digital Journal

The book outlines the company's Four Step Marketing process. It's a simple, straightforward and short book, written for busy entrepreneurs. The book's copy is well written, but no doubt a bit edgy based on the Amazon reviews.
March 13, 2018 @ digitaljournal.com

Four Step Marketing Consultants Tech Review

Recently, I had the opportunity to do a Q&A with Matt Law, CEO of FSMC (Four Step Marketing Consultants) and discuss their business plan, technology, and new marketing book. This post outlines the Q&A session, and I think you'll find it very
March 13, 2018 @ marketingspot.com

Amazon.com: Customer reviews: The Four Step Marketing Blueprint

Amazon Reviews - Five Star Rating After earning my MBA, I spent several decades in business for myself and working for large companies. Most of that time has been in a marketing capacity. I and the teams I worked with were always on the lookout for a
March 6, 2018 @ amazon.com

These 8 Direct Marketing Franchises Focus on Serving Other Small Businesses - Small Business Trends

The heart of a small business's success lies in its marketing. The trouble is, many small businesses simply don't have the time, resources or knowledge to implement successful marketing campaigns. Hence, outsourcing marketing requirements is
October 23, 2017 @ smallbiztrends.com

Let's Start with the Basics

Here's How FSMC Makes Money



Four Step
Marketing Consultants
Unique Selling Points
Platforms & Offers
Marketing Arsenal
Marketing Automation
TRAINING & LICENSING

Training & Licensing

Want to work from home and make $200K sitting in your underwear? Who doesn't right? In 2010, our CEO, Matt Law did just that. When people kept asking him about it, the idea for our training was born. With a state-of-the-art online training center, FSMC's largest revenue stream comes through our two training programs. Participants can stream the training from anywhere in the world. Students who want to use our marketing tools and ongoing support can purchase our top-tier licensing program. While similar to franchising, licensing has fewer requirements for all parties. Additionally, we've had many business owners go through our training program to gain access to our resources.

Marketing Services

We also provide marketing and consulting for businesses. There are over 30 million small businesses in the US looking for a simple and effective marketing approach. Over the years, we've helped small businesses from Seattle to Singapore with the Four Step Marketing formula. We believe that we're only scratching the surface with this revenue stream. With the release of our new website domain, MarketingConsultants.com and our best selling marketing book on Amazon, the sky is the limit. Our technology and formula for growth have us buzzing about the future and scaling our services. Don't worry; we can handle the business growth. You'll see our community of licensed consultants are part of this vision and are ready to join in and help.



Four Step
MARKETING SERVICES



measio
Personifys
SaaS Marketing Apps

SaaS Marketing Applications

Lastly, there are online marketing tools. Since 2012, we've been innovating to try to make FSMC the world's best marketing start-up opportunity. In this pursuit, we've integrated nearly a dozen white label marketing applications for our consultants and clients to use. While these tools are powerful and allow us to profit from their use, there's something bigger on the horizon. Because our company uses various marketing applications, we know what's available and what's missing. We're currently working on two new marketing SaaS applications which will be offered to businesses and marketers in the near future.

Our Plan to Change the Marketing World

For Investors Who Love to Read


Four Step
Marketing Consultants
The Company
Marketing Entrepreneurs
Company Highlights
Revenue Streams

Of Course, You Could Always
Download the PDF File.

Want More Details? We've got 'em!

For Investors Who'd Rather Watch


THE COMPANY
VIDEO 1 - 30:24


THE VISION
VIDEO 2 - 33:51


THE TECHNOLOGY
VIDEO 3 - 42:35


THE PERKS
VIDEO 4 - 16:51

We're Not Just a Business...

We're Entrepreneurs who Geek Out on Business Growth and Technology















We're Building Smart Marketing Technology

All Centered Around The Four Step Marketing Process


measio

Measio.com

Measio.com will help businesses measure their marketing efforts. With UTM management, call tracking, and simplified reporting, our goal is to make it easy for the average business to measure everything.

Try the demo here - https://measio.com

Personifys.com

Personifys.com will help personalize website content when following up with prospects and customers. The application will work with online and offline marketing.

Try the demo here - https://personifys.com


Personifys

A Few Words from Our Founder

Dear Friends,

Thanks for checking out FSMC. Words can't express how excited I am to share our business model with you. If you've reviewed our resources and videos, you probably already realize that we're not a conventional company. No doubt you've seen how we've created a whole revenue stream through training and licensing. We're also currently working on two new marketing courses, five new marketing books, and two new marketing SaaS applications. I won't deny it. Our vision is to make a dramatic impact and disrupt how businesses think about marketing and growth. But before you invest in FSMC, I think it is important to understand who we are and why we have such ambitious goals.

You see, FSMC is NOT just a small team of executives and a few developers. If that were the case, it would be impossible to dream this big. We are a community of marketing entrepreneurs. From Washington to Florida, we're a tight-knit family of marketers who share the common thread of being Four Step Marketing Consultants. Before we were marketers, most of us were entrepreneurs. My brother Mike and I have been building businesses since 1999. Yes, back when we were naive and dumb. Others in our community have been entrepreneurs for even longer. Many of us have started companies from scratch and have the battle scars to prove it. If anything the entrepreneurial journey has taught us it's that acquiring new customers and growing a business doesn't happen by accident. It requires a reliable system based upon accurate principles.

As marketers, our community has had the privilege to connect with thousands of entrepreneurs and business owners. We've learned first-hand what works and what doesn't in regards to marketing strategy. This knowledge became the foundational principles that make up the Four Step Marketing process. As we work with businesses, our community continues to evolve and share information that sharpens itself. These tangible ideas have become part of our vision and future. I genuinely believe FSMC's greatest asset is our community of licensed consultants who freely share new ideas and serve others. Their willingness to help us implement our vision is humbling and a big part of why we've been able to accomplish so much.

So why are we so ambitious? More importantly, why should you consider partnering with FSMC in pursuing this ambitious vision? Our "why" starts with our roots and is what drives us towards this crazy group of people. As unique as they are, we can't help but identify with them. When we look in the mirror, we see them. It's what causes us to wake up each day and do everything we can to help them hack their growth and build thriving businesses. Yes, I'm talking about *ENTREPRENEURS*. Everything we do — and I mean everything, is to help serve entrepreneurs! If your passions align with ours, we look forward to partnering with you.

Sincerely,

Matt Law
CEO at FSMC
matt@marketingconsultants.com
www.MarketingConsultants.com
855-620-4567

FSMC @ Work

The Infrastructure and Technology to Support our Vision


Four Step
Marketing Consultants

Pictures are Nice, but Why Not
Take the 360 Virtual Tour?

A Few Reviews from Our Customers


FSMC
THANKS FOR
GIVING ME BACK
MY DADDY


Four Step
Marketing Consultants
The USP

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Founder



Matt Law

CEO

Creative ideas person with big dreams. Humbled to lead and work with such amazing group of leaders.

AND THE REST OF THE TEAM



Sarah Law

Chief Financial Officer

Brilliant number cruncher and mom of two crazy kids. I love that FSMC is about building people.



Mike Law

COO

Organized thinker leading a pack of 5 young kids. Loves helping business owners think differently.



Robert Kinnan

CTO

Geeks out on all things electronic. Raising 3 boys to geek out too. Loves building better tech

Raised $1,149,129 From 4+ Investors

Scott Weaver

CEO of Marketing Consulting firm and Startup investor. Purdue University BSM Ind. Wesleyan Univ. MBA

Sudhakar Reddy

President, Angel Investor & Strategy consultant. Certified Project and Agile practitioner. MBA - PMP

W. Don Fraser

40 years of experience owning & directing organizations. BS from Columbia Southern University.

Michael Lobervero

Business management/HR consultant and investor. SUNY AAS/BS Information Systems / MS Management & HR

Interview

– COLLAPSE ALL

WF: How does FSMC generate revenues? ^

FSMC: Our revenues are generated through marketing services and consulting. Additionally, we license our technology, tools, and training to other entrepreneurs who would like to become licensed Four Step Marketing Consultants. We also generate revenue from our training programs, marketing tools, and marketing book. We are working on two new SaaS marketing applications which will also generate revenues as well.

WF: How do you acquire customers? ^

FSMC: We use the Four Step Marketing process to acquire new customers and clients. The process includes building a unique marketing message, expanding a company's database through free offers, measuring all marketing activities, and using marketing automation for follow-up. The process was created by Matt Law as a simple way to explain the best practices in marketing. For more information on our marketing process, please see our book on Amazon.

WF: Can you clarify FSMC's target audiences? ^

FSMC: Our target market is broken down into two segments. Our first segment and the largest opportunity for growth are business owners and corporations. This segment is serviced with marketing training courses, marketing consulting, marketing services, and through the reselling of our white label marketing tools and SaaS applications. Our second segment is the entrepreneurs who partner with us through licensing and training to become Four Step Marketing Consultants. All of our marketing services, training, and tools are based on the Four Step Marketing principles and are intended to help entrepreneurs with business growth.

WF: Can you explain the SaaS applications your company is building? ^

FSMC: Measurable marketing is a foundational part of every Four Step Marketing campaign. The Measio.com application combines all the best practices of measurable marketing through a centralized platform. Our core JavaScript technology can then be implemented into any website providing our users with call tracking, UTM tracking, and detailed information about the visitor's experience.

Our second application is centered around Marketing Automation. This application provides a personalized user experience based on their unique user ID and the associated tag. The Personifys app will connect online and offline marketing automation with a unique URL given to each user making their marketing campaign truly personal.

FSMC has been using and testing this technology for the last 2-3 years with our clients. We are currently developing more of the core technology before creating the SaaS marketing applications. For more information about our applications, please try the demos at Measio.com and Personifys.com.

WF: How big can FSMC get?

FSMC: We estimate that FSMC could become a 30 million dollar business and perhaps much higher in the next five to seven years. Obviously, there's a lot of unknown variables ahead. However, our estimates are based on our two core audiences and three revenues streams. We have outlined this information below and have further documented it in our videos.

1. Business Consulting & Marketing Services - By using our marketing strategy, technology, and our top-level domain, "marketingconsultants.com," we believe we are poised to dramatically expand our influence. We expect to land multiple large business contracts in the coming months. Additionally, we will partner our licensed consultants to help service these businesses' needs. Based on TopSEOs.com data, there are many companies reaching over 10 million dollars in annual revenues.

2. Training, Coaching & Licensing - The expansion of our virtual training center in Florida will allow us to continually train and license new marketing consultants. However, we also believe that entrepreneurs are in desperate need of affordable marketing training for themselves and their staff. Our vision is to include two new programs for entrepreneurs and their staff members where they have access to training, coaching and our technology to grow their businesses dramatically.

3. SaaS Marketing Tools - Our new SaaS marketing applications will make up our 3rd revenue stream, and we believe they will be widely accepted and used by marketers and entrepreneurs alike.

WF: Can you explain FSMC's Student Training Courses?

FSMC: FSMC offers two training programs for those who would like to enter the world of marketing. Our top-tier training program is classified as our licensing program. In this program, our students license access to our marketing tools, resources, support, and proprietary content. While similar to a franchise, licensing differs in that it doesn't require royalties, consultants use unique company names, and we do not impose operational control of their businesses. Our second tier training program provides the same training but doesn't allow the student to license our resources or support. Training classes are held quarterly at our office in DeLand Florida. Depending on the program, students have the opportunity to train in our office or via the live stream. Our multi-camera live stream feed has allowed us to train students all over the USA since 2016.

WF: Can you explain your marketing services and training programs for businesses?

FSMC: While we do provide other marketing services, the majority of our clients approach us to implement the Four Step Marketing process into their businesses. In most cases, we will consult with a business and come up with a complete marketing plan. Our team of developers and staff will then help implement the marketing strategy. While each client is different, most marketing plans include services such as Search Engine Optimization, Pay Per Click, Social Media Optimization, and various other marketing services as outlined in our book. FSMC offers one of the most advanced collections of marketing tools and proprietary marketing scripts in the industry allowing us to implement the Four Step Marketing process for our clients. Though results vary based on a client's industry and willingness to implement the process, we have seen client growth rates ranging from 150% to 400% with our clients. Due to some companies already retaining a marketing staff, FSMC also provides marketing consulting. Since 2016, we've had many businesses ask for a training program for their staff members.

Recently, we have had some businesses pay to have their staff go through our five-day marketing and entrepreneurial training program. This program teaches students the Four Step Marketing process. However, it also covers entrepreneurship and how to run their own marketing firm. Though this training not targeted for a company's employees, we've trained employees and corporate executives alike. Realizing that there is a huge demand for better marketing education, we are currently planning the release of two new programs targeted for business owners and their staff. One program will provide the basics of Four Step Marketing and the other program will combine consulting, training and access to our white label tools.

WF: What Makes FSMC Uniquely Better or Different?

FSMC: FSMC's value starts with our smart executive team and passionate community of licensed consultants. We all genuinely care about each other and the future of the company. Our community of students helps us innovate by sharing new marketing ideas. These ideas become part of our Unique Selling Points and further our value offering. Our business opportunity and licensing program come with over six years of extensive innovation, making us one of the top marketing business opportunities on the planet. We have an unparalleled suite of digital marketing tools, making our marketing services untouchable to most freelance marketers. FSMC's leadership team caries more than 40 years of entrepreneurial experience. We're hard-working techies who know how to bootstrap to get things done. While our progress alone is remarkable, that's not even the secret sauce. Our formula for exponential growth is found in our book, The Four Step Marketing Blueprint. These timeless principles, outline our process for entrepreneurial marketing and growth.

WF: What is the timeline for your business plan?

FSMC: Our timeline will be determined based upon how much capital we raise and when we receive the money. Some of these projects are already underway. Below we've listed our priorities with our target date for completing these innovations.

1. Consulting & Service Expansion - August of 2018
2. Licensing & Training Expansion - October of 2018
3. Building Expansion - February of 2019
4. Marketing Expansion - February of 2019
5. New Courses & Innovation - May of 2019
6. App Beta Testing - July 2019

WF: Why did FSMC go through a name change in 2018?

FSMC: Our previously incorporated name was LMS Internet Corporation. While FSMC's brand has existed since 2012, we used the FSMC brand as our training company and LMS Internet as our marketing agency. This allowed us to separate our two revenue streams. You can still see our B2B marketing website at LMSinternet.com. After we acquired the domain MarketingConsultants.com, our team agreed that it would be in the best interest for our future to convert both brands under one domain and company. In 2018, we officially changed our company name from LMS Internet Corporation to Four Step Marketing Consultants, Inc. and merged everything into one brand. Over the last few months, we have been aggressively working on the consolidation of everything and expect that the final migration will be completed by the fall of 2018. Though some of our older websites and content are still in existence, our migration plan will soon relocate everything to marketingconsultants.com.

WF: What is FSMC's Exit Strategy?

FSMC: We want to be clear that we're not building FSMC to sell it. At least not anytime in the near future. Entrepreneurial Marketing is our passion. We love what we do and take our mission to help entrepreneurs seriously. Our team is fairly young and we are excited about the future expansion possibilities. We believe there is a whole lot more we can do to grow FSMC. From inventing new marketing applications to full-blown franchising, we know there's a huge opportunity just ahead of us.

We're trying to build something bigger that globally impacts businesses and changes how they think about marketing. We will continue to innovate and reinvest profits back into the company for the immediate future. Though we haven't paid dividends yet, we do plan on paying them in the future. Our goal is to build a profitable company and reward our investors through dividends. We believe that we can continue our growth strategy through our own profitability and will strive to limit additional capital raises which will dilute ownership. However, there may come a time when we entertain a discussion with venture capitalists depending on our needs and what is offered. This option should also provide a return for our investors.

WF: What classification of stock will investors receive if they invest in FSMC? ^

FSMC: FSMC is offering shares of common stock. Investors making an investment of at least $50,000 will also receive voting rights. Preferred stock is not being issued as FSMC has never issued preferred stock to any previous investors and doesn't expect to do so in the near future. This is due to the majority of the capital that raised thus far has been through debt, which founders Matt & Sarah Law have personally guaranteed. Additionally, at incorporation, the founders transferred a substantial amount of capital into the new entity. Because the Founders have carried a large portion of the risk for the company and also provided liquid capital at incorporation, it was agreed that common stock would be issued to all investors. While this approach is different from some offerings, we believe that this approach reflects the true spirit of crowdfunding. When FSMC wins, we all will win. When FSMC pays a dividend, we all get paid.

WF: Are there any restrictions to the FSMC shares? ^

FSMC: All securities raised through Crowd Funding are subject to the SEC's Crowdfunding Regulations. These restrictions are outlined on the SEC's website here - https://www.sec.gov/info/smallbus/secg/rccomplianceguide-051316.htm#5

Additionally, beyond SEC's requirements and into the future, all intentions to sell, or any transfers to others must be submitted to FSMC to be recorded in our official records. Furthermore, FSMC has the right, but not the obligation to repurchase shares from any investors who enter into a bonified contract to sell their shares to another party at the asking price listed on the contract.

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RISKS

1 Other technology and marketing competitors may impact our ability to reach our revenue goals. This could happen if the marketplace becomes flooded with similar marketing applications as we are developing. Additionally, other marketing companies may try to develop a similar strategy as the Four Step Marketing process for their business.

2 The company may never receive future equity financing. In addition, the company may never undergo an IPO. If a liquidity event never

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

FSMC is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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